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                                                                     EXHIBIT 1.2

                                EQUITY INNS, INC.

                     8% Series C Cumulative Preferred Stock
                         ($25.00 Liquidation Preference)

                            PLACEMENT AGENT AGREEMENT

                                                                February 8, 2006

A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

     Equity Inns, Inc., a Tennessee corporation (the "Company"), proposes to issue and sell up to 2,400,000 shares (the "Shares") of its 8.0% Series C Cumulative Preferred Stock, liquidation preference of $25.00 per share (the "Preferred Shares") to certain institutional investors (collectively, the "Investors"). The Company desires to engage the Placement Agent as its placement agent in connection with such issuance and sale.

     Upon consummation of the transactions contemplated hereby and application of the net proceeds from the sale of the Shares, the Company, through its wholly-owned subsidiary, Equity Inns Trust, a Maryland real estate investment trust (the "Trust"), will own an approximate 97.87% partnership interest in Equity Inns Partnership, L.P., a Tennessee limited partnership (the "Partnership"), and will own 100% of the Series C Preferred Units (as defined herein) of the Partnership. The Company, through the Partnership and its other subsidiaries, currently owns 125 hotels (the "Hotels"). Other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement (as defined herein).

1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement (Registration No. 333-117421) on

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Form S-3 with respect to the Shares, including a base prospectus (the "Base
Prospectus"), and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Act and has been filed with the Commission under the Act. Such registration statement has been declared effective by the Commission. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A or 430B of the Act) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been made available by the Company to you. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A or 430B of the Act will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Act. The term "Registration Statement" as used herein means the registration statement on Form S-3 (File No. 333-117421) (including all financial schedules and exhibits), as amended, at the time Post-Effective Amendment No. 3 thereto became effective (or any part thereof is deemed effective under Rule 430B(f)(2)) by the Commission under the Act (the "Effective Date"), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A or 430B of the Act. The term "Prospectus" as used herein means, together with the Base Prospectus, (i) the final prospectus supplement as first filed with the Commission pursuant to Rule 424(b) of the Act (the "Prospectus Supplement"), or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, including, in each case, the documents incorporated by reference therein. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rule 430, 430A or 430B of the Act included at any time in the Registration Statement, including the Base Prospectus and any preliminary prospectus supplement (the "Preliminary Prospectus Supplement"), and including in each case the documents incorporated by reference therein. The term "Free Writing Prospectus" as used herein shall have the meaning set forth in Rule 405 of the Act. The term "Issuer Free Writing Prospectus" as used herein shall have the meaning set forth in Rule 433 of the Act. The term "Disclosure Package" as used herein shall mean the Preliminary Prospectus as most recently amended or supplemented prior to the Initial Time of Sale (as defined below) together with the Issuer Free Writing Prospectuses identified in Schedule D hereto, if any, and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. The Preliminary Prospectus, if any, any Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the Act and the Prospectus delivered to the Placement Agent for use in connection with the offering of the Shares have been and will be identical to the respective versions thereof transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package shall mean amendments or supplements to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above. As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement


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thereto during the period the Prospectus is required to be delivered in connection with the sale of the Shares by the Placement Agent or any dealer.

2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Placement Agent agrees to act as the Company's exclusive placement agent to assist the Company, on a best efforts basis, in connection with the proposed issuance and sale by the Company of the Shares to the Investors. The Company expressly acknowledges and agrees that this Agreement does not in any way constitute a commitment by the Placement Agent to purchase any of the Shares and does not ensure successful placement of the Shares or any portion thereof. The Company shall pay to the Placement Agent concurrently with the Closing (as defined below) a fixed fee of $75,000.00 (the "Placement Fee"). The Company intends to offer the Shares to Investors at a price of $25.00 per share, less a volume discount of $0.75 per share for any Investor who shall acquire at least 200,000 Shares.

3. Intentionally Omitted

4. AGREEMENT TO ACT AS PLACEMENT AGENT; DELIVERY AND PAYMENT. Upon satisfaction of the conditions set forth in Section 8 hereof, the closing of the sale and issuance of the Shares (the "Closing") shall occur at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, or at such other place as may be agreed upon between you and the Company (the "Place of Closing"), at 10:00 a.m., Memphis time, on February 15, 2006, or at such other time and date not later than 5 full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date." The delivery of the Shares shall be made to the respective accounts of the Investors against payment by the Investors of the purchase price thereof (the "Requisite Funds") to the Placement Agent, as agent, and not as principal, on behalf of the Company by Federal Funds wire transfer payable in same day funds. The Placement Agent shall then immediately transfer the Requisite Funds, less the Placement Fee and any expenses of the Placement Agent for which the Company is obligated to reimburse pursuant to this Agreement, to the Company by Federal Funds wire transfer payable in same day funds.

     The delivery of the Shares to the Investors shall be made, at the option of the Placement Agent, either through the facilities of The Depository Trust Company (the "DTC") or by certificated securities. If the Placement Agent elects to deliver certificated securities, the Company will deliver definitive certificates for the Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York ("Edwards' Office"), or such other place as you and the Company may mutually agree upon. The certificates for the Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be registered in such names and denominations as you may request at least forty-eight hours prior to the Closing Date.

     The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, financial advisor or agent, and any duties of the Placement Agent with respect to investment banking services to the Company, including the offering of the Shares contemplated hereby (including in connection with determining the terms


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of the offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary or similar duty on the other. Additionally, the Placement Agent has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price, including the volume discount to Investors purchasing at least 200,000 Shares, was arrived at through arms-length negotiations between the Company and the several Investors; and that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the offering. Notwithstanding anything in this Placement Agent Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the offering contemplated hereby that are not limited to the Placement Fee.

     It is understood that the Company proposes to offer the Shares to the Investors upon the terms and conditions set forth in the Registration Statement.

5. AGREEMENTS.

     (a)  The Company agrees with the Placement Agent as follows:

          (i) If, at the time this Agreement is executed and delivered, it is necessary for a post effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post effective amendment to become effective as soon as possible and will advise the Placement Agent promptly and, if requested by the Placement Agent, will confirm such advice in writing, when such post effective amendment has become effective.

          (ii) The Company will advise the Placement Agent promptly and, if requested by the Placement Agent, will confirm such advice in writing: of any request by the Commission for amendment of or a supplement to the Registration Statement, the Disclosure Package, the Prospectus or for additional information; of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package or the Prospectus or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and within the period of time referred to in paragraph (v) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Disclosure Package or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement, the Disclosure


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          Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Disclosure Package or the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time within the time period referred to in paragraph (v) the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (iii) The Company will furnish to the Placement Agent, without charge and upon the Placement Agent's request, (1) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Placement Agent may reasonably request, (2) such number of copies of the Incorporated Documents, without exhibits, as the Placement Agent may reasonably request, and (3) one copy of the exhibits to the Incorporated Documents.

          (iv) The Company will not file any amendment or supplement to the Registration Statement or make any amendment or supplement to the Disclosure Package or the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the Act that differs from the Prospectus as filed pursuant to such Rule 424(b)) or, prior to the end of the period of time referred to in the first sentence in subsection (v) below, file any document which upon filing, becomes an Incorporated Document, of which the Placement Agent shall not previously have been advised or to which, after the Placement Agent shall have received a copy of the document proposed to be filed, the Placement Agent shall reasonably object.

          (v) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time during the period, as in the opinion of counsel for the Placement Agent, when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Act) relating to any of the Shares is required to be delivered under the Act, the Company will expeditiously deliver to each Placement Agent and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Placement Agent may reasonably request. Subject to the provisions of subsection (i) below, the Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws or real estate syndication laws of the jurisdictions in the United States in which the Shares are offered by the Placement Agent and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Placement Agent or any dealer.


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          (vi) The Company will obtain the Placement Agent's consent before taking, or failing to take, any action that would cause the Company to make an offer of Shares that would constitute an Issuer Free Writing Prospectus or to be required to file a Free Writing Prospectus pursuant to Rule 433(d) of the Act, other than the Issuer Free Writing Prospectuses, if any, listed on Schedule D hereto.

          (vii) The Company will not take any action that would result in any Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) of the Act a Free Writing Prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.

          (viii) If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in writing in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Placement Agent and to any dealer upon request, either amendments or supplements to the Disclosure Package so that statements in the Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with law.

          (ix) The Company will cooperate with the Placement Agent and with counsel for the Placement Agent in connection with the registration or qualification of the Shares for offering and sale by the Placement Agent and by dealers under the securities or Blue Sky laws or real estate syndication laws of such jurisdictions as the Placement Agent may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (x) The Company will not file any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the Act that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the Exchange Act before the termination of the offering of the Shares by the Placement Agent if the document would be deemed to be incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus, of which the Placement Agent shall not previously have been


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          advised and furnished with a copy or to which the Placement Agent shall have reasonably objected or which is not in compliance with the Act; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to, the Disclosure Package, the Prospectus has been filed.

          (xi) If, during the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Act) relating to any of the Shares is required to be delivered under the Act by the Placement Agent or any dealer, (1) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Placement Agent shall occur as a result of which, in the opinion of the Company or the Placement Agent, the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) any event shall occur as a result of which any Free Writing Prospectus conflicted or would conflict with the information in the Registration Statement, or (3) it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus to comply with the Act or the Exchange Act, the Company will forthwith at its expense prepare and file with the Commission, and furnish to the Placement Agent a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

          (xii) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Act) relating to any of the Shares is required to be delivered under the Act by the Placement Agent or any dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Placement Agent may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

          (xiii) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, which shall satisfy the provisions of Section 11(a) of the Act.

          (xiv) The Company will furnish to its shareholders, as soon as practicable after the end of each respective fiscal year, an annual report (including financial statements audited by independent public accountants).

          (xv) If this Agreement shall terminate or shall be terminated after execution by the Placement Agent because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement to be


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          complied with or fulfilled by the Company, the Company agrees to reimburse the Placement Agent for all reasonable out of pocket expenses (including fees and expenses of counsel) incurred by the Placement Agent in connection with this Agreement.

          (xvi) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus and the Disclosure Package.

          (xvii) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Placement Agent or the Placement Agent's counsel of the time and manner of such filing.

          (xviii) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Preferred Shares to facilitate the sale or resale of the Shares.

          (xix) The Company will use its best efforts to list the Shares on the NYSE.

          (xx) Subject to the determination by the Board of Directors of the Company to the contrary, the Company will use its best efforts to meet the requirements to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and to cause the Partnership to be treated as a partnership for federal income tax purposes.

          (xxi) Except as provided in this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of any Preferred Shares or any securities convertible into or exercisable or exchangeable for Common Stock or grant any options or warrants to purchase Common Stock for a period of 30 days after the date of the Prospectus Supplement, without the prior written consent of A.G. Edwards & Sons, Inc., except (1) for the issuance of Common Stock pursuant to the redemption of units of limited partnership interest in the Partnership ("Partnership Units") in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and (2) for options or Common Stock issued pursuant to stock option or stock purchase plans as described in the Prospectus or the Incorporated Documents.

     (b) The Placement Agent represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus; the Company and the Placement Agent each represent and agree that any such Free Writing Prospectus the use of which has been consented to by the Company and the Placement Agent is listed on Schedule D hereto.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE TRUST AND THE PARTNERSHIP.


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     The Company, the Trust and the Partnership, jointly and severally, represent and warrant to the Placement Agent that:

     (a) The Company meets the requirements for use of Form S-3 under the Act. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Disclosure Package at its date of issue and as of 4:00 p.m. Eastern time on the date hereof (the "Initial Time of Sale"), the Registration Statement at each effective date (or deemed effective date), and the Prospectus and any amendments or supplements thereto when they are filed with the Commission or become effective, as the case may be, contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of the Act. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Disclosure Package nor any supplement thereto, at the Initial Time of Sale, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Placement Agent by or on behalf of the Placement Agent expressly for use in the preparation thereof (as provided in Section 12 hereof). There is no contract, agreement, understanding or arrangement, whether written or oral, or document required to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. The documents incorporated by reference in the Disclosure Package or the Prospectus at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (collectively, the "Exchange Act"). During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Act) relating to any of the Shares is required to be delivered under the Act by the Placement Agent or any dealer, any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the Exchange Act; no such incorporated


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     document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; and, when read together and with the other information in each of the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or shall be deemed effective, at the Initial Time of Sale and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.

     (b) The Company is eligible to use Issuer Free Writing Prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 of the Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Act has been, or will be, timely filed with the Commission in accordance with the requirements of the Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act, including but not limited to legending requirements. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule D hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. The Company filed the Registration Statement with the Commission before using any Free Writing Prospectus.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Tennessee with all requisite corporate power and authority to own and lease its properties and to conduct its business as now conducted. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as set forth on Schedule A, the Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, association or other entity.

     (d) The Trust has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with all requisite power and authority to own and lease its properties and to conduct its business as now conducted. The Trust has been duly qualified to do business and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Trust is wholly owned by the Company.

     (e) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Tennessee Revised Uniform Limited Partnership Act (the "Tennessee Act") with all requisite partnership power and authority to own and lease its properties and to conduct its business as now conducted. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Trust is the sole general partner of the Partnership and holds approximately 97.3% of the outstanding Partnership Units. At the Closing Date, following the contribution of the net proceeds of the Offering to the Partnership and the issuance by the Partnership of up to 2,400,000 8% Series C Preferred Units (the "Series C Preferred Units") to the Trust, the Trust will be the sole general partner of the Partnership and will be the holder of approximately 97.4% of the Partnership Units, the holder of all of the outstanding Series B Preferred Units and the holder of all of the outstanding Series C Preferred Units.

     (f) Each subsidiary of the Company other than the Partnership and the Trust has been duly incorporated or organized, as appropriate, and is validly existing as a corporation, limited partnership or limited liability company, as appropriate, in good standing under the laws of the jurisdiction of its incorporation or organization with all requisite corporate, limited partnership or limited liability company power and authority to own and lease its properties and to conduct its business as now conducted. Each such subsidiary has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company's ownership percentage of each subsidiary of the Company is set forth on Schedule A.

     (g) The Company has full corporate right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     (h) The Trust has full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     (i) The Partnership has full partnership right, power and authority to enter into this Agreement to issue, sell and deliver the Partnership Units to the Trust upon contribution of the net proceeds of the offering and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered on behalf of the Partnership by the Trust, as the sole general partner of the Partnership, and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     (j) Each of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1 dated June 25, 1998 and Amendment No. 2 to the Partnership Agreement dated August 11, 2003 ("Amendment No. 2") (the "Partnership Agreement"), the Consolidated Lease Agreements by and between certain subsidiaries of Equity Inns TRS Holdings, Inc. (each, a "Lessee") and the Partnership pursuant to which the Lessees lease the Hotels from the Partnership (the "Percentage Leases") and the management agreements with respect to each of the Hotels (the "Management Agreements") have been duly authorized, executed and delivered by the parties thereto and constitute valid and binding agreements, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

     (k) Each material consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, and the consummation by the Company, the Trust and the Partnership of the transactions contemplated hereby has been made or obtained and is in full force and effect except such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Placement Agent.

     (l) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company, the Trust or the Partnership, as applicable, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the charter, by-laws, Declaration of Trust, certificate of limited partnership, partnership agreement, limited liability company certificate of formation or operating agreement, as the case may be, of the Company or any of its subsidiaries; any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which they, any of them, any of their respective properties or other assets or any Hotel is subject; or, to the Company's knowledge, any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

     (m) The issuance of the Shares to be issued and sold to the Placement Agent hereunder has been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. No statutory or other preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Tennessee law.

     (n) The Company's authorized, issued and outstanding capital stock is as disclosed in the Disclosure Package and the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders. Except as disclosed in the Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

     (o) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or were issued pursuant to an available exemption from the registration requirements under the applicable state securities or Blue Sky laws.

     (p) All of the issued shares of beneficial interest of the Trust have been duly authorized and validly issued, are fully paid and nonassessable and are held by the Company. None of the issued shares of beneficial interest of the Trust has been issued or is owned or held in violation of any preemptive right. There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Trust or any security convertible into or exchangeable for shares of beneficial interest of the Trust. All of the outstanding shares of beneficial interest of the Trust have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

     (q) All of the issued Partnership Units of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable. None of the issued

     Partnership Units has been issued or is owned or held in violation of any preemptive right. All of the outstanding Partnership Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The issuance of the Partnership Units to be issued to the Trust at the Closing Date has been duly and validly authorized by the Partnership. When issued and delivered against payment therefore as provided in the Partnership Agreement, such Partnership Units will be duly and validly issued and fully paid.

     (r) The financial statements of the Company incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the Company for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement, the Disclosure Package or the Prospectus. There are no audit adjustments with respect to the Company's financial statements for the year ended December 31, 2005 that have been proposed by PricewaterhouseCoopers LLP prior to the date hereof and not recorded by the Company.

     (s) PricewaterhouseCoopers LLP, who have examined and are reporting upon the audited financial statements and schedules of the Company incorporated by reference in the Registration Statement, are, and were during the periods covered by their report incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

     (t) None of the Company or any of its subsidiaries has sustained, since December 31, 2004, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as otherwise stated in the Registration Statement, the Disclosure Package and Prospectus, there has not been (i) any material change in the capital stock, shares of beneficial interests or partnership interests, as applicable, long term debt, obligations under capital leases or short term borrowings of the Company or any of its subsidiaries, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company and its subsidiaries, taken as a whole, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its subsidiaries which is material to the business or condition (financial or other) of the Company and its subsidiaries, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock, shares of beneficial interest or partnership interests, as applicable, of the Company or any of its subsidiaries except as set forth in the Registration Statement, or (v) any transaction that is material to the Company and its subsidiaries, taken as a whole, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

     (u) The Partnership or its subsidiaries has good and marketable title in fee simple to all real property and the improvements located thereon owned by it, including the Hotels, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as (i) are described in the Disclosure Package and the Prospectus, (ii) which do not materially and adversely interfere with the Company's use of the Hotels,
     (iii) were entered into in connection with the financings described in the Company's financial statements incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus (the "Financings"), or (iv) are reflected in the title insurance policies relating to such properties. The leases under which the Partnership leases real property as lessee (the "Leases") are valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such property, by the Partnership. The Leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement; and no notice has been given or material claim asserted by anyone adverse to the rights of the Partnership under any of the Leases or affecting the right to the continued possession of the leased property. Except with respect to liens relating to the Financings, the Company and its subsidiaries have good title to all personal property owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Disclosure Package and the Prospectus or do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Except as disclosed in the Registration Statement, no person has an option or right of first refusal to purchase all or part of any Hotel or any interest therein. Each of the Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels) and except for such failures to comply that would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. Neither the Company, the Trust nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Hotels, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

     (v) Neither the Company nor any of its subsidiaries is in violation of its respective charter, bylaws, declaration of trust, certificate of limited partnership or partnership agreement, as the case may be, and with respect to the Company and each of its subsidiaries and, to the Company's knowledge, with respect to each other party thereto, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any such entity or any of its properties is subject, except as may be properly described in the Disclosure Package and the Prospectus or such as in the aggregate do not now have or will not in the future have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Disclosure Package and the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, taken as a whole.

     (w) There is not pending or, to the knowledge of the Company, the Trust, or the Partnership, threatened, any action, suit, proceeding, inquiry or investigation against the Company or any of its subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement.

     (x) The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. To the best knowledge of the Company, the Trust and the Partnership, there are no statutes or regulations applicable to the Company or any of its subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which have not been so disclosed and properly described therein. All agreements, if any, between the Company or any of its subsidiaries and third parties expressly referenced in the Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or such subsidiary, respectively, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

     (y) The Company and its subsidiaries own, possess or have obtained all material permits, licenses, franchises (including, with respect to the Partnership, the franchises relating to the Hotels), certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, its respective properties and to carry on its business as presently conducted, or as contemplated in the Disclosure Package and the Prospectus to be conducted, except where the failure to so obtain governmental licenses, franchises, certificates, consents, orders, approvals or other authorizations would not have a material adverse effect on the business, prospects, properties, assets, results of operations or conditions (financial or otherwise) of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

     (z) Each of the Company and its subsidiaries owns or possesses adequate license or other rights to use all trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know how (collectively "Intangibles") necessary to entitle the Company and its subsidiaries to conduct their business now, and as proposed to be conducted or operated as described in the Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

     (aa) To the best of the Company's, the Trust's and the Partnership's knowledge, the Company's and its subsidiaries' system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's, the Trust's, and the Partnership's knowledge, none of the Company or any of its subsidiary or any employee or agent thereof, has made any payment of funds of the Company or any of its subsidiary, as the case may be, or received or retained any funds and no funds of the Company or any of its subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

     (bb) Each of the Company, the Trust (to the extent not consolidated with the Company) and the Partnership (to the extent not consolidated with the Company) has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon, except where the Company or such subsidiary is contesting such taxes in good faith and has made adequate reserves therefor; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the

     Company and its subsidiaries, taken as a whole. All tax liabilities are adequately provided for on the respective books of such entities.

     (cc) Each of the Company, the Trust, the Partnership, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

     (dd) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and an application for listing the Shares on the NYSE has been filed.

     (ee) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

     (ff) Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of its subsidiaries, including the Hotels (the "Real Property") except as in material compliance with applicable laws; except as otherwise disclosed in the Disclosure Package and the Prospectus, to the knowledge of the Company, the Trust and the Partnership, the Real Property and the Company's and its subsidiaries' operations with respect to the Real Property are in compliance in all material respects with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and its subsidiaries have, and are in compliance with, all material licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that:
     (i) alleges a violation of any Environmental Laws by the Company or any of its subsidiaries; (ii) alleges that the Company or any of its subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or (iv) alleges that the Company or any of its subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

     (gg) The Company has not distributed and, prior to the later to occur of
     (A) the Closing Date and (B) the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Act) relating to any of the Shares is required to be delivered under the Act by the Placement Agent or any dealer, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus identified in Schedule D hereto, or the Prospectus.

     (hh) The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Code for each of its taxable years ended December 31, 2002 through December 31, 2005, and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code. The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

     (ii) None of the Company, the Trust or the Partnership is, or will become as a result of the transactions contemplated hereby, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (jj) The Partnership is not currently prohibited, directly or indirectly, from making distributions to the Trust, from repaying to the Trust any loans or advances to the Partnership or from transferring any of the Partnership's property or assets to the Trust, except as disclosed in the Disclosure Package and the Prospectus and under the agreements relating to the Financings and except as pursuant to applicable law regarding insolvency.

     (kk) The Trust is not currently prohibited, directly or indirectly, from making distributions to the Company, from repaying to the Company any loans or advances to the Trust or from transferring any of the Trust's property or assets to the Company, except as disclosed in the Disclosure Package and the Prospectus and under agreements relating to the Financings and except as pursuant to applicable law regarding insolvency.

     Any certificate signed by any officer of the Company on behalf of the Company, or by an officer of the Trust on behalf of the Trust or the Partnership and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by such entity to the Placement Agent as to the matters covered thereby.

7. INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company, the Trust and the Partnership, jointly and severally, agree to indemnify and hold harmless the Placement Agent and each other person, if any, who controls the Placement Agent within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Placement Agent furnished in writing to the Company by or on behalf of any Placement Agent expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company, the Trust or the Partnership may otherwise have.

     (b) If any action, suit or proceeding shall be brought against the Placement Agent or any person controlling the Placement Agent in respect of which indemnity may be sought against the Company, the Trust or the Partnership, such Placement Agent or such controlling person shall promptly notify the Company, the Trust or the Partnership, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The Company, the Trust or the Partnership shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. The Placement Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless the Company, the Trust or the Partnership have agreed in writing to pay such fees and expenses, the Company, the Trust or the Partnership have failed to assume the defense and employ counsel, or the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Placement Agent or such controlling person and the Company, the Trust or the Partnership and the Placement Agent or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company, the Trust or the Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company, the Trust or the Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Placement Agent or such controlling person). It is understood, however, that the Company, the Trust or the Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel), at any time for all such Placement Agent and all controlling persons not having actual or potential differing interests with the Placement Agent or among themselves, which firm shall be designated in writing by A.G. Edwards & Sons, Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company, the Trust or the Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company, the Trust or the Partnership agree to indemnify and hold harmless any Placement Agent, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) The Placement Agent agrees to indemnify and hold harmless the Company, the Trust, the Partnership, their respective directors and officers who sign the Registration Statement, and any person who controls the Company, the Trust or the Partnership within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Trust and the Partnership to the Placement Agent, but only with respect to information furnished in writing by or on behalf of the Placement Agent expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, the Trust, the Partnership or any of their respective directors, any such officer, or any such controlling person based on the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent pursuant to this paragraph (c), the Placement Agent shall have the rights and duties given to the Company, the Trust and the Partnership by paragraph (b) above (except that if the Company, the Trust and the Partnership shall have assumed the defense thereof the Placement Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Placement Agent's expense), and the Company, the Trust, the Partnership or their respective directors, any such officer, and any such controlling person shall have the rights and duties given to the Placement Agent by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Placement Agent may otherwise have.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, the Trust and the Partnership on the one hand and the Placement Agent on the other hand from the offering of the Shares, or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Trust and the Partnership on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Trust and the Partnership on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total Placement Agent Fee and received by the Placement Agent bear to the price to public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Trust and the Partnership on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or the Partnership on the one hand or by the Placement Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company, the Trust, the Partnership and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this
     Section 7 were determined by a pro rata allocation (even if the Placement Agent were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Placement Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the Trust, the Partnership and any Placement Agent set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent, the Company, the Trust, the Partnership, their respective directors or officers, or any person controlling the Company or the Trust or the Partnership, acceptance of any Shares and payment therefor hereunder, and any termination of this Agreement. A successor to any Placement Agent or any person controlling any Placement Agent, or to the Company, the Trust or the Partnership, their respective directors or officers, or any person controlling the Company or the Trust or the Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

8. CONDITIONS OF PLACEMENT AGENT'S OBLIGATIONS. The obligation of the Placement Agent to purchase the Shares hereunder is subject to the following conditions:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for a post effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Placement Agent, and all filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Placement Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package, the Prospectus or otherwise) shall have been complied with to the Placement Agent's satisfaction.

     (b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and its subsidiaries taken as a whole not contemplated by the Disclosure Package or the Prospectus, which in the Placement Agent's reasonable opinion would materially, adversely affect the market for the Shares, or any event or development relating to or involving the Company or any of its subsidiaries or any officer or director of the Company which makes any material statement made in the Disclosure Package and the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Placement Agent and their counsel, requires the making of any addition to or change in the Disclosure Package or the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package and the Prospectus to reflect such event or development would, in the Placement Agent's reasonable opinion materially adversely affect the market for the Shares.

     (c) The Placement Agent shall have received on the Closing Date, the opinions and the disclosure letter from Hunton & Williams LLP, counsel for the Company, the Trust and the Partnership, dated the Closing Date and addressed to the Placement Agent substantially to the effect as set forth in Schedule C-1, C-2 and C-3 hereto.

     (d) The Placement Agent shall have received on the Closing Date an opinion of Bass, Berry & Sims PLC, counsel for the Placement Agent, dated the Closing Date and addressed to the Placement Agent with respect to such matters as the Placement Agent may reasonably require; and the Company and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

     (e) The Placement Agent shall have received letters addressed to the Placement Agent and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, the independent registered public accounting firm, substantially in the forms heretofore approved by the Placement Agent.

     (f) The Company shall have furnished to the Placement Agent a certificate, signed by the Chief Executive Officer of the Company, dated the date hereof, to the effect that such officer has reviewed the financial and related information in the Disclosure Package and the Prospectus and that the 2005 year end summary financial information included in the Disclosure Package and the Prospectus is, to his knowledge, accurately stated in all material respects.

     (g) The Company and the Partnership shall have furnished to the Placement Agent a certificate, signed by the Chief Executive Officer and the Chief Financial Officer of the Company (and appropriate officer of the Partnership), dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, and any supplements thereto and this Agreement and that:

          (i) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth; there has been no Issuer Free Writing Prospectus required to be filed under Rule 433(d) of the Act that has not been so filed; and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Disclosure Package or the Prospectus that has not been so filed;

          (ii) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose has been taken or, to the knowledge of the Company, threatened by the Commission at or prior to the Closing Date; and

          (iii) all representations and warranties made herein by the Company, the Trust, and the Partnership are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

          (iv) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in each of the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (v) except as disclosed in each of the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, each of the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company and its subsidiaries, taken as a whole; and there has not been any change in the capital stock or material increase in the short-term debt or long term debt of the Company and its subsidiaries taken as a whole, or any material adverse change in the condition (financial or otherwise), results of operations or cash flow of the Company and its subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock.

     (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

     (i) The Shares shall have been listed or approved for listing upon notice of issuance on the NYSE.

     (j) The Company shall have furnished or caused to be furnished to the Placement Agent such further certificates and documents as the Placement Agent shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Placement Agent and the Placement Agent's counsel in the Placement Agent's reasonable discretion. Any certificate or document signed by any officer of the Company, the Trust or the general partner of the Partnership and delivered to the Placement Agent or to counsel for the Placement Agent, shall be deemed a representation and warranty by the Company, the Trust or the Partnership, as applicable, to the Placement Agent as to the statements made therein.

9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; the listing of the Shares on the NYSE; the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws or real estate syndication laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Placement Agent relating to the preparation, reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); the filing fees and the fees and expenses of counsel for the Placement Agent in connection with any filings required to be made with the NASD; the transportation and other expenses incurred by or on behalf of the Company's representatives in connection with presentations to prospective purchasers of the Shares; the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: upon the execution and delivery hereof by the parties hereto; or if, at the time this Agreement is executed and delivered, it is necessary for a post effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of or such post effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Placement Agent, or by the Placement Agent by notifying the Company. Any notice under this Section 10 may be given by e-mail, facsimile or telephone but shall be subsequently confirmed within 24 hours by letter.

11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the Placement Agent's absolute discretion, without liability on the part of any Placement Agent to the Company, by notice to the Company, if prior to the Closing Date, trading in the Company's Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the Placement Agent's reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Company by e-mail, facsimile or telephone and shall be subsequently confirmed within 24 hours by letter.

12. INFORMATION FURNISHED BY THE PLACEMENT AGENT. The statements set forth in the fifth paragraph under the caption "Plan of Distribution" in the Disclosure Package and the Prospectus and in the last paragraph on the cover page of the Prospectus, constitute the only information furnished by or on behalf of the Placement Agent as such information is referred to in Sections 6(b) and 7 hereof.

13. NO FIDUCIARY OBLIGATION. The Company acknowledges and agrees that the Placement Agent has acted, and is acting, solely in the capacity of an arm's-length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Placement Agent has not advised, and is not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm's-length negotiations between the Placement Agent and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by the Placement Agent. The Company acknowledges and agrees that the Placement Agent is acting as an independent contractor, and any duties of the Placement Agent arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Underwriting Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Investors for the Shares.

14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered if to the Company, the Trust or the Partnership, at the office of the Company at Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138, Attention: Howard A. Silver or if to the Placement Agent at A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance.

     This Agreement has been and is made solely for the benefit of the several Placement Agent, the Company, the Trust and the Partnership, their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Placement Agent of any of the Shares in his status as such purchaser.

15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Partnership, the Trust and the Placement Agent.

                                        Very truly yours,

                                        EQUITY INNS, INC.


                                        By: /s/ J. Mitchell Collins
                                            ------------------------------------
                                        Name: J. Mitchell Collins
                                        Title: Executive Vice President,
                                               Chief Financial Officer,
                                               Secretary, and Treasurer


                                        EQUITY INNS TRUST


                                        By: /s/ J. Mitchell Collins
                                            ------------------------------------
                                        Name: J. Mitchell Collins
                                        Title: Executive Vice President,
                                               Chief Financial Officer,
                                               Secretary, and Treasurer


                                        EQUITY INNS PARTNERSHIP, L.P.

                                        By: EQUITY INNS TRUST
                                            General Partner


                                        By: /s/ J. Mitchell Collins
                                            ------------------------------------
                                        Name: J. Mitchell Collins
                                        Title: Executive Vice President,
                                               Chief Financial Officer,
                                               Secretary, and Treasurer

Confirmed as of the date first above mentioned.

A.G. EDWARDS & SONS, INC.


By: /s/ Douglas D. Rubenstein
    ------------------------------------
Name: Douglas D. Rubenstein
Title: Managing Director

                                   SCHEDULE A

              DIRECT AND INDIRECT SUBSIDIARIES OF EQUITY INNS, INC.

                                                          JURISDICTION OF
                                                         INCORPORATION OR
                         NAME                              ORGANIZATION                      OWNERSHIP PERCENTAGE
                         ----                            ----------------                    --------------------
Equity Inns Trust (the "Trust")                              Maryland      100% owned by Equity Inns, Inc. (the "REIT")
Equity Inns Partnership, L.P. (the "Partnership")            Tennessee     Approximately 97.3% owned by the Trust; approximately
                                                                           2.7% owned by various limited partners
ENN Services Corporation                                     Tennessee     100% owned by the REIT
Equity Inns Services, L.L.C. (f/k/a Equity Inns, Inc.)       Tennessee     99.5% owned by the REIT; 0.5% owned by ENN Services
("Services")                                                               Corporation
Equity Inns TRS Holdings, Inc. ("TRS Holdings")              Tennessee     100% owned by the Partnership
Equity Inns Partnership II, L.P.                             Tennessee     1% GP interest held by the Trust; 99% LP interest held
                                                                           by the Partnership
Equity Inns/West Virginia Partnership, L.P.                  Tennessee     1% GP interest held by Services; 99% LP interest held
                                                                           by the Partnership
EQI Financing Corporation                                    Tennessee     100% owned by the Trust
EQI Financing Partnership I, L.P.                            Tennessee     Approximately 1% GP interest held by EQI Financing
                                                                           Corporation; approximately 99% LP interest held by the
                                                                           Partnership
EQI Financing Corporation II                                 Tennessee     100% owned by the Trust
EQI Financing Partnership II, L.P.                           Tennessee     1% GP interest held by EQI Financing Corporation II;
                                                                           99% LP interest held by the Partnership
EQI/WV Financing Partnership, L.P.                           Tennessee     1% GP interest held by EQI Financing Corporation II;
                                                                           99% LP interest held by the Partnership
EQI Financing Corporation III                                Tennessee     100% owned by the Trust
EQI Financing Partnership III, L.P.                          Tennessee     1% GP interest held by EQI Financing Corporation III;
                                                                           99% LP interest held by the Partnership
EQI Financing Corporation IV                                 Tennessee     100% owned by the Trust
EQI Financing Partnership IV, L.P.                           Tennessee     1% GP interest held by EQI Financing Corporation IV;
                                                                           99% LP interest held by the Partnership
EQI Financing Corporation V                                  Tennessee     100% owned by the Trust
EQI Financing Partnership V, L.P.                            Tennessee     1% GP interest held by EQI Financing Corporation V; 99%
                                                                           LP interest held by the Partnership
EQI Financing Corporation VI                                 Tennessee     100% owned by the Trust
EQI Jacksonville Partnership I, L.P.                         Tennessee     1% GP interest held by EQI Financing Corporation VI;
                                                                           99% LP interest held by the Partnership
EQI Asheville Partnership I, L.P.                            Tennessee     1% GP interest held by EQI Financing Corporation VI;
                                                                           99% LP interest held by the Partnership
EQI Louisville Partnership I, L.P.                           Tennessee     1% GP interest held by EQI Financing Corporation VI;
                                                                           99% LP interest held by the Partnership
EQI Dalton Partnership, L.P.                                 Tennessee     1% GP interest held by EQI Financing Corporation VI;
                                                                           99% LP interest held by the Partnership
EQI/WV Financing Corporation                                 Tennessee     100% owned by the Trust

EQI/WV Financing Partnership II, L.P.                        Tennessee     1% GP interest held by EQI/WV Financing Corporation;
                                                                           99% LP interest held by the Partnership
E. Inns Orlando, Inc.                                        Tennessee     100% owned by Services
E.I.P. Orlando, L.P.                                         Tennessee     1% GP interest held by E. Inns Orlando, Inc.; 99% LP
                                                                           interest held by the Partnership
ENN Leasing Company, Inc.                                    Tennessee     100% owned by TRS Holdings
Equity Inns Statutory Trust I                                Delaware      Partnership owns 100% common securities (100% preferred
                                                                           securities held by Third Party Trust Preferred
                                                                           Securities Holders)
ENN Leasing Company I, L.L.C.                                Delaware      100% owned by TRS Holdings
ENN Leasing Company II, L.L.C.                               Delaware      100% owned by TRS Holdings
ENN Leasing Company III, L.L.C.                              Delaware      100% owned by TRS Holdings
ENN Leasing Company IV, L.L.C.                               Delaware      100% owned by TRS Holdings
ENN Leasing Company V, L.L.C.                                Delaware      100% owned by TRS Holdings
ENN KS, Inc.                                                  Kansas       100% owned by TRS Holdings
ENN TRS, Inc.                                                Tennessee     100% owned by TRS Holdings
ENN TN, L.L.C.                                               Tennessee     99% owned by TRS Holdings; 1% owned by ENN TRS, Inc.
ENN TN I, L.L.C.                                             Delaware      99% owned by TRS Holdings; 1% owned by ENN TRS, Inc.
ENN TN II, L.L.C.                                            Delaware      99% owned by TRS Holdings; 1% owned by ENN TRS, Inc.
ENN TN IV, L.L.C.                                            Delaware      99% owned by TRS Holdings; 1% owned by ENN TRS, Inc.
ENN TN V, L.L.C.                                             Delaware      99% owned by TRS Holdings; 1% owned by ENN TRS, Inc.
EQI FL Corporation ("EQI FL")                                Tennessee     100% owned by the Trust
EQI Tallahassee, L.P.                                        Tennessee     1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
EQI Kentucky Corporation ("EQI Ky")                          Tennessee     100% owned by the Trust
EQI Jacksonville Corporation ("EQI Jax")                     Tennessee     100% owned by the Trust
EQI Carlsbad Corporation ("EQI Carlsbad")                    Tennessee     100% owned by the Trust
EQI Orlando Corporation ("EQI" Orlando")                     Tennessee     100% owned by the Trust
EQI Athens, L.P.                                             Tennessee     1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
EQI Gainesville, L.P.                                        Tennessee     1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
ENN Gainesville, L.L.C.                                      Delaware      100% owned by TRS Holdings
ENN Tampa, L.L.C.                                            Delaware      100% owned by TRS Holdings
ENN Tallahassee, L.L.C.                                      Delaware      100% owned by TRS Holdings
ENN Asheville, L.L.C.                                        Delaware      100% owned by TRS Holdings
ENN Savannah, L.L.C.                                         Delaware      100% owned by TRS Holdings
ENN Athens, L.L.C.                                           Delaware      100% owned by TRS Holdings
ENN Mobile, L.L.C.                                           Delaware      100% owned by TRS Holdings
ENN Macon, L.L.C.                                            Delaware      100% owned by TRS Holdings
ENN Jacksonville, L.L.C.                                     Delaware      100% owned by TRS Holdings
ENN Sarasota, L.L.C.                                         Delaware      100% owned by TRS Holdings
ENN Sarasota 2, L.L.C.                                       Delaware      100% owned by TRS Holdings
ENN Ft. Myers, L.L.C.                                        Delaware      100% owned by TRS Holdings
ENN Carlsbad, L.L.C.                                         Delaware      100% owned by TRS Holdings
ENN Orlando, L.L.C.                                          Delaware      100% owned by TRS Holdings
McKibbon Hotel Group of Gainesville, Florida, L.P.            Georgia      1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
McKibbon Hotel Group of Tallahassee, Florida #3, L.P.         Georgia      1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
McKibbon Hotel Group of Sabal Park, Florida, L.P.             Georgia      1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
McKibbon Hotel Group of Tallahassee, Florida, L.P.            Georgia      1% GP interest held by EQI FL; 99% LP

                                                                           interest held by the Partnership

McKibbon Hotel Group of Asheville, North Carolina, L.P.       Georgia      1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
McKibbon Hotel Group of Knoxville, Tennessee #2, L.P.         Georgia      1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
McKibbon Hotel Group of Savannah, Georgia, L.P.               Georgia      1% GP interest held by EQI FL; 99% LP interest held by
                                                                           the Partnership
McKibbon Hotel Group of Chattanooga, Tennessee, L.P.          Georgia      1% GP interest held by EQI FL; 99% LP interest held by
                                                                           Partnership
McKibbon Hotel Group of Sarasota, Florida #3, L.P.            Georgia      1% EQI FL; 99% Partnership
McKibbon Hotel Group of Savannah, Georgia #2, L.P.            Georgia      1% EQI FL; 99% Partnership
EQI San Antonio, L.P.                                        Tennessee     1% EQI FL; 99% Partnership
EQI Sarasota, L.P.                                           Tennessee     1% EQI FL; 99% Partnership
EQI Sarasota #2, L.P.                                        Tennessee     1% EQI FL; 99% Partnership
EQI Ft. Myers, L.P.                                          Tennessee     1% EQI FL; 99% Partnership
EQI Franklin, L.P.                                           Tennessee     1% EQI FL; 99% Partnership
EQI Bowling Green Partnership, L.P.                          Tennessee     1% EQI Ky; 99% Partnership
EQI Jacksonville Partnership                                 Tennessee     1% EQI Jax; 99% Partnership
EQI Carlsbad Partnership                                     Tennessee     1% EQI Carlsbad; 99% Partnership
EQI Orlando Partnership, L.P.                                Tennessee     1% EQI Orlando; 99% Partnership
EQI Macon, L.P.                                              Tennessee     1% GP interest held by EQI FL; 99% LP interest held by
                                                                           Partnership
EQI Mobile, L.P.                                             Tennessee     1% GP interest held by EQI FL; 99% LP interest held by
                                                                           Partnership
ENN Knoxville, L.L.C.                                        Delaware      99% interest held by TRS Holdings; 1% interest held by
                                                                           ENN TRS, Inc.
ENN Chattanooga, L.L.C.                                      Delaware      99% interest held by TRS Holdings; 1% interest held by
                                                                           ENN TRS, Inc.
ENN Knoxville 2, L.L.C.                                      Delaware      99% interest held by TRS Holdings; 1% interest held by
                                                                           ENN TRS, Inc.

                                   SCHEDULE B
                              Intentionally Omitted

                                  SCHEDULE C-1
                                Corporate Opinion

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a Tennessee corporation, duly incorporated and existing under the laws of the State of Tennessee.

2. The Operating Partnership is a Tennessee limited partnership, duly formed and validly existing under the Tennessee Revised Uniform Limited Partnership Act.

3. The Trust has been duly formed and is validly existing and in good standing with the SDAT.

4. Each subsidiary of the Company set forth on Schedule A has been duly formed and is validly existing under the laws of the jurisdiction of its organization with the limited partnership power and authority to own and lease its properties and to conduct its business as described in the Placement Shares Prospectus and the Underwritten Shares Prospectus.

5. Each subsidiary of the Company set forth on Schedule A has been qualified to transact business as a foreign limited partnership in each jurisdiction other than its jurisdiction of organization set forth on Schedule A.

6. The Company has the corporate power, the Trust has the trust power and the Operating Partnership has the limited partnership power to own, lease and operate its properties and conduct its business in all material respects as described in (a) the Company's Underwritten Shares Prospectus Supplement under the caption "Our Company," (b) the Company's Placement Shares Prospectus Supplement under the caption "Our Company" and (c) the Company's Form 10-K under the captions "Item 1. Business" and "Item 2. Properties," and to execute and perform its obligations under the Agreements.

7. The execution and delivery of the Agreements has been duly authorized by all necessary corporate action on the part of the Company, and the Agreements have been duly executed and, so far as is known to us, delivered by the Company.

8. The execution and delivery of the Agreements has been duly authorized by all necessary action on the part of the Trust, and the Agreements have been duly executed and, so far as is known to us, delivered by the Trust.

9. The execution and delivery of the Agreements has been duly authorized by all necessary limited partnership action on the part of the Operating Partnership and the Agreements have been duly executed and, so far as is known to us, delivered by the Operating Partnership.

10. The issuance of the Placement Shares pursuant to the Placement Agreement has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Placement Agreement and upon payment therefor in the manner contemplated by the Placement Agreement, the Placement Shares will be validly issued, fully paid and nonassessable.

11. The issuance of the Underwritten Shares pursuant to the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Underwriting Agreement and upon payment therefor in the manner contemplated by the Underwriting Agreement, the Underwritten Shares will be validly issued, fully paid and nonassessable.

12. The form of share certificate evidencing the Shares complies with the applicable requirements of the laws of the State of Tennessee, the Charter and Bylaws, and the New York Stock Exchange, Inc.

13. The execution and delivery of the Agreements and the issuance and delivery of the Shares will not violate (A) the Charter or the Bylaws, (B) the Certificate of Limited Partnership or the Limited Partnership Agreement,
     (C) the Declaration of Trust or the Trust Bylaws or (C) any material contract or agreement filed as an exhibit to the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004; provided however, that we express no opinion (a) as to whether the execution, delivery or performance of any contract, instrument or agreements will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any person or entity or (b) with respect to any matter which requires mathematical calculation or any financial or accounting determination.

14. The Company is not, and after giving effect to the issuance of the Shares and the application of the proceeds thereof as described under the caption "Use of Proceeds" in each of the Underwritten Shares Prospectus and the Placement Shares Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

15. The Company has authorized capital stock as set forth under the caption "Capitalization" in each of the Underwritten Shares Prospectus and the Placement Shares Prospectus. The statements in each of the Underwritten Shares Prospectus and the Placement Shares Prospectus under the caption "Description of Capital Stock - Preferred Stock" and "Description of Series C Preferred Stock" insofar as such statements purport to summarize legal matters or legal documents, have been reviewed by us and are correct in all material respects as of the date of the Placement Shares Prospectus and the Underwritten Shares Prospectus.

16. To our knowledge, no authorization, approval or consent of any court or United States federal or state governmental agency or body is required to be made in connection with the sale of the Shares pursuant to the Agreements, except such as may be required under the Securities Act, applicable state securities or real estate syndication laws or as may be required by the National Association of Securities Dealers, Inc., as to which we express no opinion.

                                  SCHEDULE C-2
                                   Tax Opinion

     Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussions in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" and the Prospectus Supplements under the captions "Additional Federal Income Tax Considerations" (which are incorporated herein by reference), we are of the opinion that:

          (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2002 through December 31, 2005, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2006, and in the future;

          (b) each Partnership is and has been properly treated as a partnership for federal income tax purposes and not as a corporation or as an association or publicly traded partnership taxable as a corporation, throughout the period from its formation through the date hereof; and

          (c) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" and in the Prospectus Supplements under the captions "Additional Federal Income Tax Considerations" are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Series C Preferred Stock.

                                  SCHEDULE C-3
                                Disclosure Letter

A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

                                Equity Inns, Inc.
          __________shares of ___% Series C Cumulative Preferred Stock

Ladies and Gentlemen:

     We have acted as special counsel to Equity Inns, Inc., a Tennessee corporation (the "Company"), in connection with the issuance and sale by the Company in a public offering of (i) __________ shares (the "Placement Shares") of 8% Series C Cumulative Preferred Stock ("Series C Preferred Stock"), $.01 par value per share, of the Company pursuant to a Placement Agreement (the "Placement Agreement"), dated as of February __, 2006, by and among the Company, Equity Inns Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), Equity Inns Trust, a Maryland real estate investment trust (the "Trust"), and you, as placement agent, and (ii) _________ shares (the "Underwritten Shares" and, together with the Placement Shares, the "Shares") of Series C Preferred Stock pursuant to an Underwriting Agreement (the "Underwriting Agreement" and, together with the Placement Agreement, the "Agreements"), dated as of February __, 2006, by and among the Company, the Operating Partnership and you, as underwriter.

     This letter is furnished to you at the request of the Company pursuant to Section __ of the Placement Agreement and Section __ of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Underwriting Agreement.

     We have been orally advised by the staff of the Securities and Exchange Commission (the "Commission") that the Company's Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-117421), as filed with the Commission on July 16, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), as amended by Pre-Effective Amendment No. 1 thereto filed by the Company with the Commission on August 30, 2004, as amended by Post-Effective Amendment Nos. 1, 2 and 3 thereto filed by the Company with the Commission on September 23, 2004, October 8, 2004 and October 15, 2004, respectively (as amended at the time Post-Effective Amendment No. 3 thereto became effective, the "Registration Statement"), has been declared effective by the Commission under the Securities Act and that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose has been commenced or threatened under the Securities Act.

     We have participated in various conferences with officers of the Company, representatives of the independent registered public accounting firm for the Company and with your representatives and your counsel at which the contents of
(i) the Registration Statement, (ii) the preliminary prospectus with respect to the Placement Shares dated February ___, 2006 as filed with the Commission on February ___, 2006 pursuant to Rule 424(b) under the Securities

Act taken together as a whole with the Issuer Free Writing Prospectus identified in Schedule D to the Placement Agreement (collectively, the "Placement Shares Disclosure Package"), (iii) the preliminary prospectus with respect to the Underwritten Shares dated February __, 2006 as filed with the Commission on February __, 2006 pursuant to Rule 424(b) under the Securities Act taken together as a whole with the Issuer Free Writing Prospectus identified in Schedule D to the Underwriting Agreement (collectively, the "Underwritten Shares Disclosure Package"), (iv) the final prospectus with respect to the Placement Shares dated February ___, 2006 as filed with the Commission on February ___, 2006 pursuant to Rule 424(b) under the Securities Act (the "Placement Shares Prospectus") and (v) the final prospectus with respect to the Underwritten Shares dated February ___, 2006 as filed with the Commission on February ___, 2006 pursuant to Rule 424(b) under the Securities Act (the "Underwritten Shares Prospectus") and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of registration statements under the Securities Act, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Placement Shares Disclosure Package, the Underwritten Shares Disclosure Package, the Placement Shares Prospectus or the Underwritten Shares Prospectus. However, subject to and on the basis of the foregoing, we advise you that:

     (a) the Registration Statement, when Post-Effective Amendment No. 3 thereto became effective, and the Placement Shares Prospectus and the Underwritten Shares Prospectus, each as of its date, appeared to us on their face to address the requirements of the form on which the registration statement was filed relevant to the offering of the Shares, as well as the applicable requirements of Regulation C under the Securities Act; and

     (b) nothing has come to our attention that leads us to believe that (i) the Registration Statement, when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Initial Time of Sale (as defined in the Placement Agreement), the Placement Shares Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the Initial Time of Sale (as defined in the Underwriting Agreement), the Underwritten Shares Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) the Placement Shares Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (v) the Underwritten Shares Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each of clauses (i) through (v) we do not express any view with respect to (A) the financial statements and the related notes and schedules or as to any other financial or statistical data or accounting information or (B) any information furnished by you to the Company relating to you as underwriter or placement agent included or incorporated by reference in, or required to be included or incorporated by reference in, the Registration Statement, the Placement Shares

Disclosure Package, the Underwritten Shares Disclosure Package, the Placement Shares Prospectus or the Underwritten Shares Prospectus.

     Whenever a statement herein is qualified by "to our knowledge," "known to us" or a similar phrase, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company in connection with the transactions described in the Agreements without independent investigation.

     This letter is rendered to you solely in connection with the Agreements and may not be used or relied upon by any other person or for any other purpose, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This letter is given as of the date hereof, and we do not undertake to advise you of any changes in the statements expressed herein from matters that might hereafter arise or be brought to our attention.

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE BY THIS LAW FIRM WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) THIS ADVICE WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) THIS ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) ANY PERSON TO WHOM SUCH TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                                Very truly yours,

                                   SCHEDULE D
                             FREE WRITING PROSPECTUS

                                EQUITY INNS, INC.
                       SERIES C CUMULATIVE PREFERRED STOCK
                  PRELIMINARY TERM SHEET DATED FEBRUARY 8, 2006

ISSUER:                            Equity Inns, Inc.

SECURITY:                          8% Series C Cumulative Preferred Stock
                                   (Liquidate Preference $25.00 per share)

CUSIP:                             294703 40 0

SIZE:                              Up to 2,400,000 shares (No Over-allotment
                                   Option); Substantially contemporaneous with this offering, the Company is conducting an offering of up to 600,000 shares of Series C
                                   Preferred Stock on an underwritten basis primarily to retail investors. The Public
                                   Offering Price in such offering is proposed to be $25.00 per share and the underwriting discount is proposed to be 3.15%, for a net price to the Company of $24.2125 per share.

TYPE OF SECURITY:                  SEC Registered - Registration Statement No.
                                   333-117421

PUBLIC OFFERING PRICE:             $25.00 per share

VOLUME DISCOUNT:                   Any purchaser who purchases at least 200,000
                                   shares shall receive a volume discount of
                                   $0.75 per share, paying a net price to the
                                   Company of $24.25 per share

NET PRICE TO INVESTORS:            $24.25 to purchasers of at least 200,000
                                   shares; $25.00 to all other purchasers

PLACEMENT FEE:                     $75,000, payable to A.G. Edwards & Sons, Inc.
                                   as sole placement agent. In addition, the
                                   Company will pay the expenses of the
                                   placement agent's counsel.

EXPECTED NET PROCEEDS TO COMPANY
AFTER PLACEMENT FEE AND EXPENSES
OF OFFERING                        Up to $58,025,000

SOLE PLACEMENT AGENT:              A.G. Edwards & Sons, Inc.

DIVIDEND RATE:                     8% of the liquidation preference per annum;
                                   $2.00 per annum per share, cumulative from
                                   February 15, 2006 (subject to dividend rate
                                   step-up to 9% following a change of control
                                   and de-listing of the Series C Preferred
                                   Stock as described in the prospectus
                                   supplement)

REDEMPTION:                        On or after February 15, 2011 (subject to
                                   special optional redemption right following a
                                   change of control and de-listing of the
                                   Series C Preferred Stock as described in the
                                   prospectus supplement)

SETTLEMENT AND DELIVERY DATE:      February 15, 2006, by agreement of Placement
                                   Agent and purchasers in the offering

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR OF THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER OR THE PLACEMENT AGENT WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-278-5373.

..